As filed with the Securities and Exchange Commission on August 29, 1997
                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CAREMATRIX CORPORATION
               (Exact name of issuer as specified in its charter)

             Delaware                                    04-3069586
   (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)

                 197 First Avenue, Needham, Massachusetts 02194
                    (Address of principal executive offices)

                            ------------------------

                              AMENDED AND RESTATED
                       1991 COMBINATION STOCK OPTION PLAN
                              (Full title of plan)

                            ------------------------

     Robert M. Kaufman                                     Copy to:
   CareMatrix Corporation                           Michael J. Bohnen, Esq.
      197 First Avenue                           Nutter, McClennen & Fish, LLP
Needham, Massachusetts 02194                        One International Place
       (617) 433-1000                          Boston, Massachusetts 02110-2699
(Name, address and telephone                            (617) 439-2000
number of agent for service)


                            ------------------------

                         CALCULATION OF REGISTRATION FEE


=======================================================================================================================
                                                                 Proposed            Proposed
                                                                  maximum             maximum
Title of each class of securities to     Amount being         offering price    aggregate offering        Amount of
           be registered                registered (1)         per share(2)            price          registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock,
     $.05 par value per share            11,800 Shares           $21.00               $247,800
-----------------------------------------------------------------------------------------------------------------------
Total                                    11,800 Shares           $21.00               $247,800             $75.09
=======================================================================================================================


(1) This Registration Statement covers the resale of 11,800 shares of Common Stock previously issued upon the exercise of employee stock options under the Amended and Restated 1991 Combination Stock Option Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued as a result of a stock split, stock dividend, recapitalization or other similar transaction.

(2) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The average of the high and low sales prices per share of the Common Stock of CareMatrix Corporation quoted on the American Stock Exchange on August 28, 1997 was $21.00.

================================================================================

PROSPECTUS

                                  11,800 Shares

                             CAREMATRIX CORPORATION

                                  Common Stock
                           ($.05 par value per share)

         This Prospectus relates to 11,800 shares of Common Stock, $.05 par value per share (the "Shares"), of CareMatrix Corporation, a Delaware corporation (the "Company"), all of which Shares are or owned and may be offered from time to time by the persons listed herein under, and referred to herein as, the "Selling Shareholders."

                      -------------------------------------

         The Shares may be offered by the Selling Shareholders from time to time in transactions on the American Stock Exchange or in privately-negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Specific information concerning the Selling Shareholders and their plan of distribution is set forth under "Selling Shareholders" and "Plan of Distribution."

         The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders.

          Shares of the Company's Common Stock, $.05 par value per share (the "Common Stock"), are traded on the American Stock Exchange under the symbol "CMD." On August 28 1997, the closing price reported for such shares on the American Stock Exchange was $21.00.

                      -------------------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                    COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                      -------------------------------------


                 The date of this Prospectus is August 29, 1997.

                                TABLE OF CONTENTS
                                                                     Page
                                                                     ----

Available Information ...........................................      2
Documents Incorporated by Reference .............................      3
The Company .....................................................      4
Selling Shareholders ............................................      4
Plan of Distribution ............................................      4
Experts .........................................................      5
Legal Matters ...................................................      5


                            ------------------------

                              AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the Rules and Regulations of the Securities and Exchange Commission (the "Commission"). The statements in this Prospectus as to the contents of any contract or other document of which a copy is filed as an exhibit either to the Registration Statement or other filings with the Commission by the Company are qualified in their entirety by reference thereto. The Company will provide a copy of any documents incorporated by reference herein (excluding exhibits to the document so incorporated, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates), free of charge, to each person to whom this Prospectus is delivered, upon written or oral request to James M. Clary, III, Esquire, Executive Vice President and General Counsel, CareMatrix Corporation, 197 First Avenue, Needham, Massachusetts 02194, (617) 433-1000.

         The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Commission. Such reports, proxy statements and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and information statements and other information filed electronically by the Company with the Commission are available at the Commission's worldwide web site at http://www.sec.gov. The Company's Common Stock is quoted on the American Stock Exchange. Reports, proxy statements and information statements and other information concerning the Company may also be inspected at the American Stock Exchange at 86 Trinity Place, New York, NY 10006.

         No person has been authorized to give any information or make any representation other than those contained in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

         Neither the delivery of this Prospectus nor any sale of Shares made pursuant hereto shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Company hereby incorporates by reference (i) its Annual Report on Form 10-K for its fiscal year ended December 31, 1996, as amended by the Company's Annual Report on Form 10-K/A filed with the Commission on April 14, 1997 (including those portions of the Company's definitive proxy statement for the Annual Meeting of Stockholders held on June 16, 1997 incorporated by reference therein); (ii) its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, as amended by its Quarterly Report on Form 10-Q/A filed with the Commission on August 12, 1997; (iii) its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997; (iv) its Current Report on Form 8-K dated August 5, 1997; (v) its Current Report on Form 8-K dated August 19, 1997; and (vi) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated October 23, 1996, each filed under the Exchange Act, and any report subsequently filed with the Commission which updates said description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, and prior to the termination of the sale of Shares covered by this Prospectus, shall be deemed to be incorporated by reference into this Prospectus from the date of filing such documents. Any statement contained in this Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy (without exhibits) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to James M. Clary, III, Esquire, Executive Vice President and General Counsel, CareMatrix Corporation, 197 First Avenue, Needham, Massachusetts 02194, (617) 433-1000.

                                   THE COMPANY

         The Company is a provider of assisted living services and a developer, operator and manager of assisted living facilities located primarily in the Northeast, Mid-Atlantic and Southern regions of the United States. The Company's primary strategy is to provide a full range of assisted living and related services across a range of pricing options. The Company's principal executive offices are located at 197 First Avenue, Needham, Massachusetts 02194 and its telephone number is (617) 433-1000.

                              SELLING SHAREHOLDERS

         The Shares offered hereby were acquired upon the exercise of stock options granted pursuant to the Company's Amended and Restated 1991 Combination Stock Option Plan.

         The following table sets forth, with respect to each Selling Shareholder, (i) his or her name and former position with the Company, (ii) the number of shares of Common Stock he or she beneficially owned before the offering, (iii) the number of shares of Common Stock which he or she may offer pursuant to this Registration Statement, and (iv) the number of shares of Common Stock he or she will beneficially own following the offering, assuming the sale of all the Shares. Share ownership information is as of August 28, 1997.



                                                                                   Shares of
                                 Shares of Common                                 Common Stock
                                     Stock Now             Shares Which        Beneficially Owned
Name                            Beneficially Owned        May Be Offered       After the Offering
----                            ------------------        --------------       ------------------

Michael J. Brenan                      9,000                   9,000                   -0-
Former Director(1)

Kathleen Feeney Bono                   2,800                   2,800                   -0-
Former Employee(2)


---------------------------

(1) Mr. Brenan served as a Director of the Company from July 1995 to August 1996.
(2) Ms. Bono served as the Company's Accounting Manager from January 1991 to September 1996.

         The Company will not receive any portion of the sales price of any Shares sold under this Prospectus from time to time by the Selling Shareholders.


                              PLAN OF DISTRIBUTION

         The Selling Shareholders may sell Shares from time to time in transactions on the American Stock Exchange or in privately-negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling

Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

         The Selling Shareholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1996 and for the year then ended, and the combined financial statements of the Company as of December 31, 1995 and for the year ended December 31, 1995 and the period from June 24, 1994 (inception) to December 31, 1994, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         Certain legal matters with respect to the legality of the Shares being offered under this Prospectus will be passed upon for the Company by Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts 02110. Michael J. Bohnen, Esquire, a partner of Nutter, McClennen & Fish, LLP, is an Assistant Secretary of the Company.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Statement Pursuant to Instruction E of Form S-8

         On December 13, 1996, CareMatrix Corporation, a Delaware Corporation (the "Company") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, file no. 333-18103 (the "Registration Statement on Form S-8"), concerning the registration of shares of the Company's common stock, par value $.05 per share, issuable pursuant to the Company's 1996 Equity Incentive Plan, Restated 1991 Combination Stock Option Plan and 1995 Non-Qualified Stock Option Plan. The contents of the Registration Statement on Form S-8 are hereby incorporated by reference herein.

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         In addition to the foregoing, the Company hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

         (a) The Company's Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 28, 1997;

         (b) The Company's Report on Form 10-K/A for the fiscal year ended December 31, 1996, filed with the Commission on April 14, 1997;

         (c) The Company's Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 14, 1997;

         (d) The Company's Report on Form 10-Q/A for the quarter ended March 31, 1997, filed with the Commission on August 12, 1997;

         (e) The Company's Current Report on Form 8-K filed with the Commission on August 5, 1997;

         (f) The Company's Current Report on Form 8-K filed with the Commission on August 19, 1997; and

         (g) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated October 23, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         The validity of the shares of Common Stock offered hereunder has been passed upon by Nutter, McClennen & Fish, LLP. Michael J. Bohnen, Esquire, a partner of Nutter, McClennen & Fish, LLP, is an Assistant Secretary of the Company.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         The shares of Common Stock offered hereunder were issued to the holders of such shares pursuant to the Amended and Restated 1991 Combination Stock Option Plan and, therefore, were issued relying upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933.

Item 8.  Exhibits
         --------

Exhibit        Title
-------        -----

Exhibit 5      Opinion of Nutter, McClennen & Fish, LLP

Exhibit 10     Amended and Restated 1991 Combination Stock Option Plan

Exhibit 23.1   Consent of Nutter, McClennen & Fish, LLP (contained in Exhibit
               5)

Exhibit 23.2   Consent of Coopers & Lybrand, L.L.P.

Exhibit 24     Power of Attorney (contained in Part II of the Registration
               Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on the 28th day of August 1997.


                                                CAREMATRIX CORPORATION


                                                By: /s/ Robert M. Kaufman
                                                    ---------------------------
                                                    Robert M. Kaufman
                                                    Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert M. Kaufman, James M. Clary, III, Michael J. Bohnen and Alexander S. Glovsky, and each of them singly, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                            Title                          Date
       ---------                            -----                          ----

 /s/ Abraham D. Gosman               Chairman of the Board            August 28, 1997
--------------------------
     Abraham D. Gosman

 /s/ Robert M. Kaufman               Chief Executive Officer,         August 28, 1997
--------------------------           Treasurer, Principle
     Robert M. Kaufman               Executive Officer and
                                     Principal Accounting Officer




         Signature                          Title                          Date
         ---------                          -----                          ----

/s/ Andrew D. Gosman                 President and Director           August 28, 1997
--------------------------
    Andrew D. Gosman

/s/ Michael M. Gosman                Vice Chairman, Executive         August 28, 1997
--------------------------           Vice President and
    Michael M. Gosman                Director

--------------------------           Director
     Donald J. Amaral

/s/ H. Loy Anderson, Jr.             Director                         August 5, 1997
--------------------------
    H. Loy Anderson, Jr.

/s/ Rev. Bedros Baharian             Director                         August 15, 1997
--------------------------
    Rev. Bedros Baharian

/s/ Robert Cataldo                   Director                         August 5, 1997
--------------------------
    Robert Cataldo

/s/ Stephen E. Ronai                 Director                         August 5, 1997
--------------------------
    Stephen E. Ronai


                                  EXHIBIT INDEX


Exhibit          Title
-------          -----


Exhibit 5        Opinion of Nutter, McClennen & Fish, LLP

Exhibit 10       Amended and Restated 1991 Combination Stock Option Plan

Exhibit 23.1     Consent of Nutter, McClennen & Fish, LLP (contained in
                 Exhibit 5)

Exhibit 23.2     Consent of Coopers & Lybrand, L.L.P.

Exhibit 24       Power of Attorney (contained in Part II of the Registration
                 Statement)